                                  EXHIBIT "B"

                               PAYMENT AGREEMENT

                              made by and between

                         VECTOR AEROMOTIVE CORPORATION

                                      and

                        CORPORATE RELATIONS GROUP, INC.


THIS AGREEMENT is made this 1st day of October, 1995, and will serve as confirmation of payment terms for services to be provided VECTOR AEROMOTIVE CORPORATION ("CLIENT") whereby CORPORATE RELATIONS GROUP, INC. ("CRG") has agreed to perform said service as defined in the "Lead Generation / Corporate Relations Agreement."


                                     TERMS


A. CLIENT will pay to CRG, ONE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($175,000 U.S. cy) or as a convenience to Client, 175,000 DOLLARS worth of free trading VECTOR AEROMOTIVE CORPORATION common shares. The formula shall be the $175,000 U.S. cy divided by the BID PRICE of the shares on the date of signing this agreement which has been determined to be $.50 per share. This will equal the amount of shares payable to CRG. This has been determined to be 350,000 common shares of VECTOR AEROMOTIVE CORPORATION.

B. This Agreement is subject to compliance with the rules of the Exchanges and Securities Commissions on which Client is listed and registered.

C. In the event of termination of the Agreement by client, CRG shall be fully released and forever discharged by Client from any further obligations or liabilities with respect to the "Lead Generation / Corporate Relations Agreement" and any results therefrom, save and except liabilities arising from CRG's own negligence during the term of this Agreement. Concurrently, Client shall be fully released and forever discharged by CRG from any and all obligations of further payments or liabilities with respect to the "Lead Generation / Corporate Relations Agreement." This release in no way affects Point #6, Page 2 of the "Lead Generation / Corporate Relations Agreement."





                                                                    /s/  , /s/
                                                                    -----------
                                                                      Initials

                                  EXHIBIT "B"
                                    PAGE -2-

D. Shares shall be subject to the Registration Rights Agreement as set forth in Exhibit "D".

E.       Company shall issue options to CRG as outlined below.

         Amount           Price                             Duration
         ------           -----                             --------
         50,000 shares    at $.50          One (1) year from the date of this Agreement

         50,000 shares    at $.62          One (1) year from the date of this Agreement

         50,000 shares    at $.75          One (1) year from the date of this Agreement

         50,000 shares    at $.85          Two (2) years from the date of this Agreement

         50,000 shares   at $1.75          Two (2) years from the date of this Agreement.

F.       CRG represents and warrants to the Company that:

         1. Accredited Investor. CRG is an "accredited investor", as that term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933
                 Act"), in that it has total assets in excess of $5 million and was not formed for the purpose of an investment in the shares.

         2. CRG has received and read and is familiar with the Company's filings with the Securities and Exchange Commission. CRG confirms that all documents, records and books pertaining to the Company requested by CRG have been made available or delivered to CRG. CRG has had an opportunity to ask questions of and to receive answers from the management of the Company.

         3. CRG understands that the shares, the options and the shares underlying the options (collectively, the "Securities") will not be registered under the 1933 Act or any securities act of any state or other jurisdiction, in reliance on registration exemptions under such statutes for private offerings. The Securities are being and will be acquired solely for CRG's own account. CRG will not sell or otherwise transfer any of the Securities except in accordance with the 1933 Act and all other applicable securities laws, and prior to any transfer (other than pursuant to an effective registration statement under the 1933 Act and otherwise in compliance with applicable law) CRG will furnish to the Company a written opinion of counsel





                                                                    /s/  , /s/
                                                                    ------------
                                                                      Initials

                                  EXHIBIT "B"
                                    PAGE -3-

                 in form and substance satisfactory to the Company, to the effect that all requisite action has been taken under all applicable securities laws in connection with the proposed transfer. CRG acknowledges its understanding that the Securities will bear a legend substantially in the following form until the Company's counsel determines that the legend is no longer advisable:

                          The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or under the securities laws of any jurisdiction, and must be held indefinitely unless they are transferred pursuant to an effective registration statement under the Act and in compliance with all applicable securities laws, or after receipt of an opinion of counsel, in form and substance satisfactory to Vector Aeromotive Corporation that registration is not required and the transfer does not violate any applicable securities law.

                 CRG also acknowledges that appropriate stop transfer orders will be noted on the Company's records with respect to the shares and any shares of common stock issued upon exercise of the options.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

         CORPORATE RELATIONS GROUP, INC.

         BY:     /s/ Roberto E. Veitia        BY:     /s/ James A. Skalko
                 ------------------------             ----------------------------------
                 Roberto E. Veitia                    James A. Skalko
                 President                            Vice President, Investment Banking



         BY:     /s/ Daniel A. St. Pierre
                 ------------------------
                 Daniel A. St. Pierre, Broker Relations Representative


         VECTOR AEROMOTIVE CORPORATION


         BY:     /s/ Pete Rose
                 ------------------------
                 Pete Rose
                 President





                                                                    /s/  , /s/
                                                                    ------------
                                                                      Initials

                                  EXHIBIT "B"

                               PAYMENT AGREEMENT

                              made by and between

                         VECTOR AEROMOTIVE CORPORATION

                                      and

                        CORPORATE RELATIONS GROUP, INC.


THIS AGREEMENT is made this 1st day of October, 1995, and will serve as confirmation of payment terms for services to be provided VECTOR AEROMOTIVE CORPORATION ("CLIENT") whereby CORPORATE RELATIONS GROUP, INC. ("CRG") has agreed to perform said services as defined in the "Lead Generation / Corporate Relations Agreement."


                                     TERMS


A. CLIENT will pay to CRG, ONE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($175,000 U.S. cy) and as a convenience to Client, the 175,000 DOLLAR payment will be made in two (2) forms: $30,000 U.S. cy and $145,000 worth of free trading VECTOR AEROMOTIVE CORPORATION common shares. The formula shall be the $145,000 U.S. cy divided by the BID PRICE of the shares on the date of signing this agreement which has been determined to be $.50 per share. This will equal the amount of shares payable to CRG. This has been determined to be 290,000 common shares of VECTOR AEROMOTIVE CORPORATION.

B. This Agreement is subject to compliance with the rules of the Exchanges and Securities Commissions on which Client is listed and registered.

C. In the event of termination of the Agreement by client, CRG shall be fully released and forever discharged by Client from any further obligations or liabilities with respect to the "Lead Generation / Corporate Relations Agreement" and any results therefrom, save and except liabilities arising from CRG's own negligence during the term of this Agreement. Concurrently, Client shall be fully released and forever discharged by CRG from any and all obligations of further payments or liabilities with respect to the "Lead Generation / Corporate Relations Agreement." This release in no way affects Point #6, Page 2 of the "Lead Generation / Corporate Relations Agreement."





                                                                    /s/  , /s/
                                                                    ------------
                                                                      Initials

                                  EXHIBIT "B"
                                    PAGE -2-

D. Shares shall be subject to the Registration Rights Agreement as set forth in Exhibit "D".

E.       Company shall issue options to CRG as outlined below.

         Amount           Price                             Duration
         ------           -----                             --------
         50,000 shares    at $.50          One (1) year from the date of this Agreement

         50,000 shares    at $.62          One (1) year from the date of this Agreement

         50,000 shares    at $.75          One (1) year from the date of this Agreement

         50,000 shares    at $.85          Two (2) years from the date of this Agreement

         50,000 shares   at $1.75          Two (2) years from the date of this Agreement.

F.       CRG represents and warrants to the Company that:

         1. Accredited Investor. CRG is an "accredited investor", as that term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933
                 Act"), in that it has total assets in excess of $5 million and was not formed for the purpose of an investment in the shares.

         2. CRG has received and read and is familiar with the Company's filings with the Securities and Exchange Commission. CRG confirms that all documents, records and books pertaining to the Company requested by CRG have been made available or delivered to CRG. CRG has had an opportunity to ask questions of and to receive answers from the management of the Company.

         3. CRG understands that the shares, the options and the shares underlying the options (collectively, the "Securities") will not be registered under the 1933 Act or any securities act of any state or other jurisdiction, in reliance on registration exemptions under such statutes for private offerings. The Securities are being and will be acquired solely for CRG's own account. CRG will not sell or otherwise transfer any of the Securities except in accordance with the 1933 Act and all other applicable securities laws, and prior to any transfer (other than pursuant to an effective registration statement under the 1933 Act and otherwise in compliance with applicable law) CRG will furnish to the Company a written opinion of counsel





                                                                    /s/  , /s/
                                                                    ------------
                                                                      Initials

                                  EXHIBIT "B"
                                    PAGE -3-

                 in form and substance satisfactory to the Company, to the effect that all requisite action has been taken under all applicable securities laws in connection with the proposed transfer. CRG acknowledges its understanding that the Securities will bear a legend substantially in the following form until the Company's counsel determines that the legend is no longer advisable:

                          The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or under the securities laws of any jurisdiction, and must be held indefinitely unless they are transferred pursuant to an effective registration statement under the Act and in compliance with all applicable securities laws, or after receipt of an opinion of counsel, in form and substance satisfactory to Vector Aeromotive Corporation that registration is not required and the transfer does not violate any applicable securities law.

                 CRG also acknowledges that appropriate stop transfer orders will be noted on the Company's records with respect to the shares and any shares of common stock issued upon exercise of the options.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

         CORPORATE RELATIONS GROUP, INC.


         BY:     /s/ Roberto E. Veitia        BY:     /s/ James A. Skalko
                 ------------------------             ----------------------------------
                 Roberto E. Veitia                    James A. Skalko
                 President                            Vice President, Investment Banking



         BY:     /s/ Daniel A. St. Pierre
                 ------------------------
                 Daniel A. St. Pierre, Broker Relations Representative


         VECTOR AEROMOTIVE CORPORATION


         BY:     /s/ Pete Rose
                 ------------------------
                 Pete Rose
                 President





                                                                    /s/  , /s/
                                                                    ------------
                                                                      Initials